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                                                                   Exhibit 10.09

                                    SUBLEASE


         This SUBLEASE (the "Sublease") is dated as of the 9th day of January, 2001 by and between Phylos, Inc., a Delaware corporation ("SUBLANDLORD"), and Acusphere, Inc., a Delaware corporation ("SUBTENANT").


                                 R E C I T A L S


         WHEREAS, pursuant to that certain Lease dated as of September 17, 1998, as amended by First Amendment to Lease dated as of January 1, 2000, Second Amendment to Lease dated as of July 14, 2000, and Third Amendment to Lease dated as of July 14, 2000, between Ledgemont Realty Trust, u/d/t dated December 12, 1984 ("PRIME LANDLORD"), as landlord, and Sublandlord, as tenant (collectively, the Lease, as amended, is hereinafter referred to as the "PRIME LEASE"), a copy of which Prime Lease is attached hereto as EXHIBIT A, Sublandlord leased from Prime Landlord certain premises (the "ORIGINAL PREMISES") located in the buildings commonly known as Building B and Building C, Ledgemont Research Park, 128 Spring Street, Lexington, Massachusetts 01803 (the "BUILDING"); and

         WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Original Premises containing approximately 3,704 rentable square feet on the 400 level of Building B ("Building B Space") and 7,207 rentable square feet on the 400 level of Building C ("Building C Space"), and more particularly shown on the floor plan attached hereto as EXHIBIT B (the "SUBLEASED PREMISES"), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

                                A G R E E M E N T


         NOW, THEREFORE, for good and valuable consideration, the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

         I. DEFINED TERMS. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

         II. TERM. Subject to the terms of Section XV.L. below, the term of this Sublease (the "SUBLEASE TERM") shall commence as to the Building C Space on the date hereof, and as to the Building B Space on the date of delivery of possession thereof to Tenant, and shall expire on December 31, 2001 (regardless of the date of delivery of the Building B Space to Subtenant), unless sooner terminated in accordance with the provisions of this Sublease. Time is of the essence of this Sublease. Subtenant acknowledges that the Building B Space is currently occupied by Sublandlord, and that the Building B Space shall only be delivered to Subtenant when Sublandlord, on a schedule determined by Sublandlord in its sole discretion, vacates the Building B Space, provided, however, (a) if the Sublease Term with respect to the Building B Space has not occurred on or before March 1, 2001 due to circumstances beyond the reasonable control of Sublandlord, Subtenant shall have the

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option to terminate this Sublease as to the Building B Space only by ten
(10) days advance written notice to Sublandlord given no later than March
15, 2001, and (b) if the Sublease Term with respect to the Building B Space has not occurred on or before March 1, 2001 due to circumstances within the reasonable control of Sublandlord, Subtenant shall have the option to terminate this Sublease in its entirety by thirty (30) days advance written notice to Sublandlord given no later than March 15, 2001, and shall vacate the Subleased Premises and yield up the same in the condition required hereunder within such thirty (30) day period.

         III. AS-IS CONDITION. The Subleased Premises shall be delivered to Subtenant on the relevant commencement date, broom-clean and free of all occupants and their property but otherwise "as-is, where-is and with all faults" at the time of the execution of this Sublease, without representation or warranty, express or implied, and Subtenant hereby waives, disclaims and renounces any such representation or warranty. Sublandlord hereby agrees to perform the work identified as "Phylos" in accordance with Exhibit C as promptly as possible, provided that the completion of such work is not a condition precedent to the obligations of Subtenant hereunder, and provided further that such work shall be subject to the prior approval of Landlord, which consent Sublandlord shall use reasonable efforts to assist Subtenant to obtain. Without limitation of the provisions of Article VII below, Subtenant hereby acknowledges that any alterations or additions proposed by Subtenant, shall be subject to the prior written consent of Prime Landlord, if required under the Prime Lease and Sublandlord (which consent shall not be unreasonably withheld), and shall be performed in accordance with all of the requirements of the Prime Lease, including Section 3.2 thereof. Subtenant acknowledges that the work described in Exhibit C requires the consent of Prime Landlord. Subtenant further agrees to pay for any cost of Sublandlord's work described as "Remove Casework", "Remove Epoxy tops", Demo 6 exit hoods" and "MEP Disconnects at Hoods & Casework" to the extent that such cost is not paid for by third parties within thirty (30) days of invoice therefor from Sublandlord. In the event that the Prime Landlord has not granted its consent to the work described in Exhibit C within thirty (30) days from the date of the Prime Landlord's consent to this Sublease, Subtenant shall have the option to terminate this Sublease in its entirety by thirty (30) days advance written notice to Sublandlord given no later than March 15, 2001, and shall vacate the Subleased Premises and yield up the same in the condition required hereunder within such thirty (30) day period.

         IV. COMMON FACILITIES. Sublandlord hereby agrees to permit Subtenant to use, in common with Sublandlord, the cafeteria area and one (1) conference room (both of which are located in the Original Premises) in the locations specified on EXHIBIT B, during the term of this Sublease without additional charge hereunder. Subtenant shall provide appropriate furniture, in Subtenant's reasonable discretion, for the cafeteria and conference room prior to its use thereof. Sublandlord and Subtenant shall cooperate with each other to establish a mutually acceptable schedule for the use of each such area.

         V. BASIC RENT AND ADDITIONAL RENT. Subtenant shall pay to Sublandlord, in advance, in monthly installments, without withholding, offset or reduction, Basic Rent at the following rates

         Building B: From delivery to 9/30/01 - $25.00 per square foot per annum
                           From 10/1/01 to 12/31/01 - $26.00 per square foot
                           per annum

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         Building         C: From delivery to 9/30/01 - $20.00 per square foot
                          per annum
                          From 10/1/01 to 12/31/01 - $21.00 per square foot
                          per annum

         Basic Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Subtenant acknowledges that Sublandlord's payments of Basic Rent for the Original Premises are paid to Prime Landlord on the first day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of Basic Rent hereunder shall be paid to Sublandlord at least two (2) business days prior to the first of each calendar month.

         Subtenant shall also pay as Additional Rent Subtenant's Percentage Share of Real Estate Taxes and Operating Expenses, and Subtenant's Percentage Share of all other additional rent payable under the Prime Lease on a pro rata square footage basis, including without limitation utility costs thereunder, in accordance with the provisions of the Prime Lease, together with the payments to Sublandlord of Basic Rent hereunder. Subtenant's Percentage Share is 20.23% of the amounts charged to Sublandlord in respect of Real Estate Taxes, Operating Expenses, utilities and all other additional rent under the Prime Lease.

         VI. USE; PERMITS AND APPROVALS. The Subleased Premises shall be used for laboratories for research and development (including RDNA, genetic, biomedical and combinational chemistry, animal testing and radioactive isotopes), light manufacturing, offices, and other related uses, in accordance with the Prime Lease. Other than the initial certificate of occupancy, which Sublandlord, at its sole cost and expense, shall obtain on behalf of Subtenant prior to the Sublease Term commencement date, Subtenant shall obtain all governmental permits and approvals for Subtenant's use of the Subleased Premises, at Subtenant's sole cost and expense, and shall provide evidence thereof to Sublandlord, prior to undertaking any regulated use thereof. Subtenant shall have access to the Subleased Premises twenty-four (24) hours per day, seven (7) days per week, subject to the provisions of the Prime Lease.

         VII. PRIME LEASE. Except for the following provisions, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder:

         The defined economic and Sublease specific terms for "Basic Rent," "Security Deposit," "Tenant Allowance," "Term," "Premises", "Tenant's Percentage Share" and the like are inapplicable;

                  A.       Section 2.2 (relating to Prime Landlord's work),
                           Section 2.5 (option to extend), and Section 2.6 (right of first offer) are inapplicable;

                  B.       Article 4 (relating to fixed rent);

                  C. The following sections are not incorporated into the Sublease by reference: Section 7.9; in Section 8.11 (the phrase before subsection (a) is deleted and replaced with "Tenant warrants and represents that"); in Section 8.3 (the second sentence thereof, and the last clause of the third sentence thereof beginning with the words "nor shall Landlord..."); and Section 8.8;

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                  D.       Section 5.1.11 of the Prime Lease (relating to
                           assignment and subletting, except that the fourth sentence thereof is incorporated herein) and Section
                           5.2.3 (relating to exterior monument signage, provided that Subtenant shall have the right to install suite entry signage in accordance with
                           Section 5.2.3) are inapplicable;

                  E. Section 9.1 of the Prime Lease (relating to brokers) is inapplicable;

         Where appropriate, references to "Landlord" in the Prime Lease shall be deemed to mean "Sublandlord" hereunder and references to "Tenant" in the Prime Lease shall be deemed to mean "Subtenant" hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services, Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Prime Landlord and not to Sublandlord. Without limitation of the foregoing, it is expressly acknowledged that in the event any consent or approval of Prime Landlord is required under the Prime Lease, the consent or approval of both Prime Landlord and Sublandlord shall be required hereunder, but that notwithstanding any provision in the Prime Lease to the contrary, Sublandlord shall not unreasonably withhold or delay its consent.

         VIII. SUBTENANT'S COVENANTS. Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as tenant under the Prime Lease as the same relate to the Subleased Premises arising and accruing during the Sublease Term and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects. If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant's assumption of Sublandlord's obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant by the last to occur of (i) one-half of the period specified in the Prime Lease for curing such default, or (ii) five (5) days prior to the expiration of such Prime Lease cure period, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Additional Rent under this Sublease. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, OR IN THE PRIME LEASE, AS INCORPORATED HEREIN, UPON THE EXPIRATION OR EARLIER TERMINATION OF THE SUBLEASE TERM, SUBTENANT SHALL NOT BE REQUIRED TO REMOVE (I) ANY ALTERATIONS EXISTING IN THE SUBLEASED PREMISES AS OF THE RELEVANT COMMENCEMENT DATES AND/OR (II) ANY OF THE WORK SET FORTH ON EXHIBIT C HERETO, WITH RESPECT TO EITHER THE BUILDING B SPACE OR THE BUILDING C SPACE; PROVIDED, HOWEVER, SUBTENANT SHALL BE REQUIRED TO DO THE FOLLOWING: (a) in the event that Subtenant removes any fume hoods installed by Subtenant from the Subleased Premises, Subtenant shall be required to "cap off" ducts and wiring in good, workmanlike manner; and (b) in the event that Subtenant makes alterations to the rooms that belong to the animal facility (400 E & 400F) that compromise their integrity to be used as an animal facility, Subtenant shall be required to restore the integrity of such areas, in each case at the sole cost and expense of Subtenant.

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         IX. SUBLANDLORD'S COVENANTS. Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and to promptly pay when due all rents due and accruing to Prime Landlord under the Prime Lease. Sublandlord shall not during the Sublease Term voluntarily agree to the termination of the Prime Lease. Sublandlord will use reasonable efforts to enforce on behalf of Subtenant Sublandlord's rights under the Prime Lease. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease, nor as an undertaking by Sublandlord to Subtenant on the same or similar terms as are contained in the Prime Lease.

         SUBLANDLORD'S REPRESENTATIONS AND WARRANTIES: Notwithstanding anything to the contrary contained herein, Sublandlord represents and warrants as follows:

         (a) Sublandlord is the holder of the entire interest of the tenant under the Prime Lease, and this Sublease does not constitute an "assignment of this Lease as to more than 65% of the Premises" as described in Section 5.1.11 of the Prime Lease,

         (b) the copy of the Prime Lease attached hereto as Exhibit A is true, accurate and complete, and has not been modified, amended or terminated and is in full force and effect,

         (c) the term of the Prime Lease with respect to the Subleased Premises has commenced and expires after December 31, 2001, and any termination rights that Prime Landlord has under the Prime Lease as set forth in the First Amendment do not apply to the Subleased Premises during the Sublease Term,

         (d) Sublandlord is not in default under the Prime Lease, nor has Sublandlord done or failed to do anything which with notice, the passage of time or both could ripen into a default, and

         (f) Sublandlord has no knowledge of the presence of any hazardous substances, as such term is used in the Prime Lease, other than in compliance with laws and the terms of the Prime Lease, within the Original Premises.

         X. INDEMNIFICATION; INSURANCE. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorney's fees, arising out of or in connection with Subtenant's use and possession of the Subleased Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Subtenant hereunder. Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorney's fees, arising out of or in connection with the failure of Sublandlord, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease. Without limitation of the foregoing, all insurance to be provided by Subtenant under the provisions of Section 6.1.1 of the Prime Lease shall name both Prime Landlord and Sublandlord as additional insureds thereunder, and Subtenant shall provide Sublandlord with certificates thereof prior to Subtenant's occupancy of the Subleased Premises.

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         XI. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign or sublet the
Subleased Premises in whole or in part, nor shall Subtenant participate in any transaction which would constitute an assignment under the terms of Section
5.1.11 of the Prime Lease.

         XII. SECURITY DEPOSIT. Subtenant shall deliver to Sublandlord the sum of $74,551.68 (two (2) months of Basic Rent) ("SUBTENANT'S SECURITY DEPOSIT"), such sum to be held by Sublandlord as security for the performance of Subtenant's obligations under this Sublease in a segregated, interest-bearing money-market account, identified as holding Subtenant's funds, with interest thereon to accrue to Subtenant unless Subtenant's Security Deposit is applied to cure any default of Subtenant hereunder. Subtenant shall deliver one half of Subtenant's Security Deposit upon the execution hereof, and the balance to Sublandlord upon the delivery to Subtenant of possession of the Building C Space. Upon the occurrence of any default by Subtenant hereunder after expiration of any applicable grace or cure periods, Subtenant agrees that Sublandlord may apply all or any part of Subtenant's Security Deposit, together with accrued interest, if any, to the extent required to cure any such failure to fulfill any obligation of Subtenant hereunder. Such application shall not excuse the default of Subtenant hereunder. If all or any portion of Subtenant's Security Deposit is applied by Sublandlord against any of Subtenant's obligations hereunder, Subtenant shall promptly restore Subtenant's Security Deposit to its original amount. Any unapplied portion of Subtenant's Security Deposit plus accrued interest shall be returned to Subtenant within thirty (30) days after the expiration of the term hereof.

         XIII. BROKERS. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt with any broker in connection with this Sublease, and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty. Since there is no broker, no broker's fees are due under Section 5.1.11 of the Prime Lease.

         XIV. PARKING. During the Sublease Term, Subtenant shall be entitled to use twenty-three (23) of the parking spaces allocated to Sublandlord under the Prime Lease effective as of the Building C Space commencement date, and an additional twelve (12) of the parking spaces allocated to Sublandlord under the Prime Lease effective as of the delivery of the Building B Space, on a non-exclusive basis. Sublandlord shall have no obligation to police the parking areas or enforce Subtenant's parking rights hereunder.

         XV.      MISCELLANEOUS.

                  A. COUNTERPARTS. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument.

                  B. NOTICES. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease to the Premises in the case of notices to Sublandlord and to the Subleased Premises in the case of notices to Subtenant.

                  C. AMENDMENTS. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

                  D. ESTOPPEL CERTIFICATES. Sublandlord and Subtenant each agree to furnish within fifteen (15) days after written request therefor by the other, a certificate stating

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                           (i) that this Sublease is in full force and
                           effect and has not been amended or modified (or describing such amendment or modification, if any);
                           (ii) the dates through which Basic Rent and additional rent have been paid hereunder; and (iii) that there are no defaults under this Sublease known to the signer of the certificate (or specifying such defaults, if known).

                  E. NO WAIVER. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

                  F. MEMORANDUM OF LEASE. Subtenant shall not record this Sublease or any memorandum hereof.

                  G. GOVERNING LAW. This Sublease has been negotiated, executed and delivered in the Commonwealth of Massachusetts, and the parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  H. SEVERABILITY. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

                  I. ENTIRE AGREEMENT. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

                  J. RELATIONSHIP BETWEEN THE PARTIES. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.

                  K. REMEDIES CUMULATIVE. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

                  L. CONDITION PRECEDENT. The effectiveness of this Sublease is expressly subject to and conditional upon Sublandlord's obtaining of a certificate of occupancy for the Subleased Premises from the Lexington Building Inspector. Sublandlord shall use diligent efforts to satisfy the foregoing conditions as soon as possible, but no later than January 17, 2001 (the "Deadline"). If the condition has not been satisfied by the Deadline, then Subtenant shall have the right to terminate this Sublease upon five (5) days advance written notice to

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

                           Sublandlord. Provided Sublandlord complies with the provisions of this Section, subject to the termination right described above, Sublandlord shall have no liability for any delay or failure of said condition being satisfied.

                  M. TERMINATION OF PRIME LEASE. If Prime Landlord terminates the Prime Lease pursuant to its terms or the Prime Lease otherwise terminates or expires, this Sublease shall likewise and simultaneously terminate.


         IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.


                                          SUBLANDLORD:

                                          PHYLOS, INC., a Delaware corporation


                                          By: /s/ Gustav A. Christensen
                                              ----------------------------------
                                              Name: Gustav A. Christensen
                                              Title:   CEO


                                          SUBTENANT:

                                          ACUSPHERE, INC., a Delaware
                                          corporation


                                          By: /s/ Sherri C. Oberg
                                              ----------------------------------
                                              Name: Sherri C. Oberg
                                              Title:   President and CEO


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                                    EXHIBIT A

                                   PRIME LEASE

                                 [See Attached]


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


                                    EXHIBIT B

                                  FLOOR PLAN OF
                               SUBLEASED PREMISES

                                 [See Attached]


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                                    EXHIBIT C

                                  SUBLEASE WORK

                                  See Attached





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